SECOND AMENDED AND RESTATED

BYLAWS

OF

MANTECH INTERNATIONAL CORPORATION

(a Delaware corporation)

Adopted and Effective October 29, 2003

ARTICLE I

OFFICES

    1.1.        Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation.

    1.2.         Other Offices. The principal office of the Corporation shall be located in the City and Jurisdiction within or without the State of Delaware as the Board of Directors may, from time to time, determine. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

STOCKHOLDERS

      2.1. Certificates Representing Stock.

    (a)        Form and Execution of Certificates. Certificates representing shares of stock or any bond, debenture or other corporate securities of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law, and shall be signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer, or by the President or a Vice President and by the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

    (b)        Legends and Restrictions. Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Delaware General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

    (c)        Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    2.2.        Uncertificated Shares. Subject to any conditions imposed by the Delaware General Corporation Law, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the Delaware General Corporation Law.

    2.3.        Stock Transfers; Registered Stockholders. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

      2.4. Record Date for Stockholders.

    (a)        Notice and Voting. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    (b)        Dividends and Other Rights. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

    2.5.        Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the Delaware General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, except as any provision of law may otherwise require.

      2.6. Stockholder Meetings.

    (a)        Place of Meetings. Meetings of stockholders may be held at such place, either within or without the State of Delaware, and at such date and time as the Board of Directors shall determine..

    (b)        Annual Meetings. The Board of Directors shall call an annual meeting (or a special meeting in lieu thereof) to elect directors and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting, stating the place, date and time of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

    (c)        Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, shall be called by the Secretary at the direction of: (i) the affirmative vote of a majority of the Board, (ii) the Chairman of the Board of Directors, (iii) the Chief Executive Officer, or (iv) the holders of shares representing a majority of the voting power of the outstanding Common Stock entitled to vote at such meeting of stockholders. Any such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting, stating the place, date and time of the meeting and purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

    (d)        Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during the ten days prior to the meeting at the principal place of business of the Corporation during ordinary business hours. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof; and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

    (e)        Nominations and Stockholder Business.

    (1)        To be properly brought before an annual meeting, nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise brought before the annual meeting by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice provided for in Section 2.6(b) of this Article II, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.6(e).

    (2)        For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 2.6(e), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner(s), if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner(s) if any on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner(s), and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner(s), (C) a description of all arrangements or understandings between such stockholder and such beneficial owner(s) and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder and of such beneficial owner(s) in such business, and (D) a representation that such stockholder or its agent or designee intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

    (3)        Only such business may be conducted at a special meeting of stockholders as has been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice required by this Section 2.6(e), who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.6(e). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of Stockholders if the stockholder’s notice required by this Section 2.6(e) is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation no more than one hundred and twenty (120) days prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

    (4)        Only those persons who are nominated in accordance with the procedures set forth in this Section 2.6(e) will be eligible for election as directors at any meeting of stockholders. Only business brought before the meeting in accordance with the procedures set forth in this Section 2.6(e) may be conducted at a meeting of stockholders. The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.6(e) and, if any proposed nomination or business is not in compliance with this Section 2.6(e), to declare that such defective proposal shall be disregarded.

    (5)        For purposes of this Section 2.6(e), “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

    (6)        Notwithstanding the foregoing provisions of this Section 2.6(e), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.6(e). Nothing in this Section 2.6(e) may be deemed to remove any obligation of stockholders to comply with the requirements of Rule 14a-8 under the Exchange Act with respect to proposals requested to be included in the Corporation’s proxy statement pursuant to said Rule 14a-8.

    (f)        Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, at all meetings of the stockholders, the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a meeting is adjourned to another time and place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

    (g)        Voting. Voting need not be by written ballot, unless otherwise provided by the Board of Directors. If authorized by the Board of Directors, voting by written ballot may be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

    (h)        No Action by Written Consent. The stockholders of the Corporation entitled to take action on any matter may act solely at a meeting of stockholders duly called and held in accordance with law, the Certificate of Incorporation and these Bylaws and may not act by a consent or consents in writing.

    (i)        Conduct of Meetings. All meetings of stockholders shall be presided over by the Chairman of the Board of Directors, or in his absence, by the Chief Executive Officer, or in his absence, by the President, if any, or in his absence, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall determine the order of business and the procedure at any meeting of the stockholders, including but not limited to, rules respecting the manner of voting and the opening and closing of the polls, the time allotted to stockholders to speak, determinations of whether business has been properly brought before the meeting and the power to adjourn the meeting.

ARTICLE III

DIRECTORS

    3.1.        Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation or these Bylaws.

    3.2.        Number of Directors. The number of directors shall initially be five, and thereafter shall be fixed from time to time by the affirmative vote of a majority of all directors of the corporation then holding office at any special or regular meeting of the Board of Directors.

    3.3.        Election of Directors and Term. The Board of Directors shall be elected by a plurality of the votes cast at each annual meeting (or a special meeting in lieu thereof) of stockholders, and each director so elected shall hold office until his successor is duly elected and qualified, or until his earlier resignation or removal. Directors need not be stockholders.

    3.4.        Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

    3.5.        Vacancies. Unless otherwise provided in the Certificate of Incorporation, newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any other reason, including the removal of Directors without cause, may be filled only by the affirmative votes of a majority of the remaining directors. Any director so chosen shall hold office for the unexpired term of his predecessor and until his successor shall be elected and qualify or until his earlier death, resignation or removal.

    3.6.        Removal. Any director or the entire Board of Directors may be removed either with or without cause at any time by the affirmative vote of the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote for the election of directors at any annual or special meeting of the stockholders called for that purpose.

    3.7.        Meetings.

    (a)        Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors shall be called by the Secretary (i) at the direction of (x) the Chairman of the Board of Directors or (y) the Chief Executive Officer, if the Chief Executive Officer is a member of the Board of Directors, or (ii) at the written request of a majority of the entire Board of Directors. Notice of a meeting of the Board of Directors, stating the place, date and hour of the meeting, shall be given to each director either by mail not less than forty-eight hours before the date of such meeting, by telephone or by telegram or facsimile transmission not less than twenty-four hours before the date of such meeting. A waiver of such notice by any director or directors, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent of such notice. Attendance of any director at a meeting shall constitute a waiver of notice of such meeting except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

    (b)        Quorum and Action. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

    3.8.        Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or of any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

    3.9.        Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

    3.10.        Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum and/or an amount of shares of the Corporation’s stock (or options or other rights to purchase or obtain shares of the Corporation’s stock) for attendance at each meeting of the Board of Directors and/or as compensation for service as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

    4.1.        General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Secretary and a Chief Financial Officer. The Board of Directors, in its discretion, may also choose a President and one or more Vice Presidents, Assistant Secretaries, Assistant Chief Financial Officers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

    4.2.        Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed for any reason or for no reason at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors and/or the Compensation Committee thereof.

    4.3.        Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or such other officer of the Corporation so authorized by the Board of Directors or the Chief Executive Officer, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

    4.4.        Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors at which he is present. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

    4.5.        Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and, if a member of the Board of Directors, of the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

    4.6.        President. The President, who may be the same person as the Chief Executive Officer, shall have such powers and duties as generally pertain to the office of President and as the Board of Directors may from time to time prescribe, subject generally to the direction of the Board of Directors and the Executive Committee, if any. If the Chief Executive Officer and the President are not the same individual, at the request of the Chief Executive Officer or in his absence, or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. If there be no President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer, or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, such officer shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

    4.7.        Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board may from time to time prescribe.

    4.8.        Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties, when required, for the committees of the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

    4.9.        Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation.

    4.10.        Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

    4.11.        Assistant Chief Financial Officers. Assistant Chief Financial Officers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer, and in the absence of the Chief Financial Officer or in the event of his disability or refusal to act, shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer.

    4.12.        Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

    4.13.        Outside or Private Employment. No officer or employee shall have any outside or private employment or affiliation with any firm or organization incompatible with his concurrent employment by the Corporation, nor shall he accept or perform any outside or private employment which the Chief Executive Officer of the Corporation determines will interfere with the efficient performance of his official duties.

ARTICLE V

NOTICES

    5.1.        Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any stockholder, such notice may be given by mail, addressed to such stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile, telegram, telex or cable. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law. An affidavit of the mailing or other means of giving notice of any meeting to any stockholder, executed by the secretary, assistant secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

    5.2.        Waivers of Notice. A written waiver of any notice, signed by a stockholder, or waiver by electronic transmission by such stockholder, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need by specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice

ARTICLE VI

GENERAL PROVISIONS

    6.1.        Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

    6.2.        Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

    6.3.        Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

    6.4.        Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VII

AMENDMENTS

    7.1.        Subject to the provisions of the Certificate of Incorporation, as such may be amended from time to time, and the provisions of the Delaware General Corporation Law, these Bylaws may be altered, amended, changed, added to or repealed in whole or in part, or new Bylaws may be adopted, by the stockholders or the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws is provided before the date on which such shall become effective. For purposes of this Article VII, filing such alteration, amendment, repeal or new Bylaws with the Securities and Exchange Commission and/or the principal securities exchange on which the common stock of the Corporation is traded shall be deemed to provide notice thereof. All such amendments must be approved by either the holders of a majority of the outstanding capital stock of the Corporation entitled to vote thereon or by a majority of the entire Board of Directors. Any Bylaws adopted or amended by the Board may be amended or repealed by the Stockholders entitled to vote thereon.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS, DIRECTORS,

EMPLOYEES AND AGENTS

    8.1.        Indemnity Undertaking. The Corporation shall indemnify any person who is or was made, or is threatened to be made, a party to any Proceeding, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise (an “Other Entity”), to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees, disbursements and other charges), except as provided in Section 8.3. Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article VIII shall extend to Proceedings involving the negligence of such Person.

    8.2.        Advancement of Expenses. Except as provided in Section 8.3, the Corporation shall reimburse or advance to any director or officer entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer, to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director or officer is not entitled to be indemnified for such expenses.

    8.3.        Actions against the Corporation. Notwithstanding anything to the contrary in this Article VIII, the Corporation shall not be obligated to indemnify a director or officer or to advance expenses with respect to any claim asserted by such person initially or by cross-claim, counter-claim, or third-party claim, in any Proceeding against the Corporation, except for Proceedings to enforce rights to indemnification (including rights to advancement of expenses), unless, prior to such claim being asserted, the assertion of such claim is approved by the directors of the Corporation by a majority vote of a quorum of the Board of Directors or a committee thereof established for such purpose.

    8.4.        Rights Not Exclusive. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

    8.5.        Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such person.

    8.6.        Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII, the Certificate of Incorporation or under section 145 of the Delaware General Corporation Law or any other provision of law.

    8.7.        Binding Effect. The provisions of this Article VIII shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article VIII is in effect, on the other hand, pursuant to which the Corporation and each such director or officer intend to be, and shall be, legally bound. No repeal or modification of this Article VIII shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any Proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

    8.8.        Procedural Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VIII shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or, except as otherwise provided in Section 8.3, advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled, except as otherwise provided in Section 8.3. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such Proceeding.

    8.9.        Indemnification of Others. The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

    8.10.        Definition of “Proceeding.” As used herein, the term “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

    8.11.        Severability. If this Bylaw or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person as provided above as to the expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Bylaw that shall not have been invalidated or by any other applicable law.

ARTICLE IX

EMERGENCY BYLAWS

        Unless the Certificate of Incorporation provides otherwise, the following provisions of this Article IX shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. During such emergency:

    9.1.        Notice to Board Members. Any one member of the Board of Directors or any one of the following officers: Chairman of the Board, Chief Executive Officer, President, any Vice President, Secretary, or Chief Financial Officer, may call a meeting of the Board of Directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

    9.2.        Temporary Directors and Quorum. One or more officers of the Corporation present at the emergency meeting of the Board of Directors, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

    9.3.        Actions Permitted To Be Taken. The Board as constituted in Section 9.2, and after notice as set forth in Section 9.1 may:

    (a)        prescribe emergency powers to any officer of the Corporation;

    (b)        delegate to any officer or director, any of the powers of the Board of Directors;

    (c)        designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

    (d)        relocate the principal place of business, or designate successive or simultaneous principal places of business; and

    (e)        take any other convenient, helpful or necessary action to carry on the business of the Corporation.